Exhibit 99.1

VBI Vaccines Secures $50 Million Debt Financing From K2 HealthVentures

CAMBRIDGE, Mass. (May 27, 2020) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced that it has entered into a debt financing facility for up to $50 million with K2 HealthVentures (K2HV), a healthcare-focused specialty finance company.

“This partnership with K2HV complements our recent $57.5 million equity raise, strengthening the financial position and flexibility of VBI as we advance our pipeline candidates through their next clinical and regulatory milestones, including the potential commercial launch of Sci-B-Vac® in the U.S., Europe, and Canada,” said Jeff Baxter, VBI’s president and CEO. “Throughout this investment process, the K2HV team has proven to have a deep understanding of our business and the science driving VBI, and we look forward to continued collaboration.”

Upon closing, VBI received the first tranche of $20 million and fully repaid the Company’s previous $15 million loan facility with Perceptive Advisors. Future tranches of up to $20 million will become available to the Company upon achievement of certain regulatory and developmental milestones, and a final tranche of up to $10 million will be available at the discretion of K2HV.

“We are excited to support VBI’s efforts at such a pivotal time for the Company,” said Anup Arora, Founding Managing Director and Chief Investment Officer of K2HV. “This financing is in line with our strategy of investing in innovative life sciences and healthcare companies whose success will help to improve outcomes for patients and enhance public health more broadly.”

Armentum Partners served as financial advisor to VBI on this transaction.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only tri-antigenic hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel, and recently completed its Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a prophylactic cytomegalovirus (CMV) vaccine candidate, and a prophylactic pan-coronavirus vaccine candidate. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://www.vbivaccines.com/investors/

About K2 HealthVentures

K2 HealthVentures is an alternative investment firm focused on providing flexible, long-term financing solutions to innovative private and public companies in the life sciences and healthcare industries. The investment team is comprised of collaborative, experienced professionals with diverse backgrounds in finance and operations, as well as deep domain knowledge across various healthcare sectors. A uniquely flexible, permanent capital structure enables the firm to provide creative, adaptive financing solutions and to meet the evolving capital needs of its portfolio companies as they grow. K2HV is driven by dual goals of Profit and Purpose – aiming to fuel the growth of innovative companies that will ultimately improve the lives of patients and giving a percentage of investment profits back to underserved areas in healthcare.

Website Home: www.k2healthventures.com

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the recent COVID-19 outbreak on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com